Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111310) of Elron Electronic Industries Ltd., of our report dated February 28, 2005 relating to the financial statements of ChipX, Incorporated of which our report (excluding the related financial statements) is included in the Annual Report on Form 20-F of Elron Electronic Industries Ltd. for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP
San Jose, California USA
June 26, 2006